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                                                                     Exhibit 5.1
                                 June 24, 1998
                         Brake Headquarters U.S.A., Inc.
                              33-16 Woodside Avenue
                        Long Island City, New York 11101


                              Ladies and Gentlemen:

         You have requested our opinion with respect to the offer and sale by the Selling Securityholders of Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), of up to 1,852,566 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company and 566,000 Class A Common Stock Purchase Warrants (the "Class A Warrants").

         We have examined original, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.


         Based on the foregoing, it is our opinion that 625,000 of the Shares included in the Registration Statement have been duly authorized and issued and are fully paid and nonassessable; that the 1,227,566 Shares underlying warrants and convertible securities referred to in the Registration have been duly authorized and when paid for and issued as contemplated by such warrants and convertible securities will be duly and validly issued and fully paid and nonassessable and that the Class A Warrants have been duly authorized and issued.


         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ SNOW BECKER KRAUSS P.C.